SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                           of 1934

                  Filed by the Registrant [X]

        Filed by a Party other than the Registrant [ ]


    Check the appropriate box:
    [ ]    Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
    [X]    Definitive Proxy Statement
    [ ]    Definitive Additional Materials
    [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                  ACCESS PHARMACEUTICALS, INC.
       ------------------------------------------------
       (Name of Registrant as Specified In Its Charter)

  -----------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



     Payment of Filing Fee (Check the appropriate box):
    [X]    No fee required
    [ ]    Fee computed on table below per Exchange Act Rules
           14a-6(i)(1) and 0-11.
               1) Title of each class of securities to which transaction
                  applies:
               2) Aggregate number of securities to which transaction
                  applies:
               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth
                  the amount on which the filing fee is calculated and state how it was determined):
               4) Proposed maximum aggregate value of transaction:
               5) Total fee paid:
    [ ]    Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
               1) Amount Previously Paid:
               2) Form, Schedule or Registration Statement No.:
               3) Filing Party:
               4) Date Filed:

                          ACCESS PHARMACEUTICALS, INC.
                        2600 Stemmons Freeway, Suite 176
                             Dallas, Texas 75207

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Access Pharmaceuticals, Inc. (the "Company" or "Access") to be held on May 29, 1997 at 10:00 a.m. local time, at the New York Athletic Club, 180 Central Park South, New York, New York 10019, (212) 247-5100 (the
"Annual Meeting").

        The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by the stockholders at the Annual Meeting. The Board of Directors unanimously recommends that Access' stockholders approve the proposals. Please carefully review the information contained in the Proxy Statement.

        Proposal 1, to be addressed at the Annual Meeting, is to consider and act upon a proposal to amend Access' Certificate of Incorporation, as amended, to effect a recapitalization of the Company through a one-for-four reverse stock split of Access common stock (the "Common Stock") and decrease the number of authorized shares of Common Stock from 60.0 million to 25.0 million. This proposal will decrease the number of outstanding shares of Common Stock from approximately 31.4 million to 7.9 million.

        PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN ACCESS, EXCEPT AS MAY RESULT FROM THE ELIMINATION OF FRACTIONAL SHARES.

        The Board of Directors believes that the recent per share price of the Company's Common Stock and the fact that it is not listed on NASDAQ or an exchange have had a negative effect on the marketability of Access'
Common Stock. Management of the Company believes that a reverse split could position Access more attractively with institutional investors and retail stock brokers who generally have restrictions on investing in low-priced stocks and stocks not listed on NASDAQ or an exchange. A higher stock price also could increase broker/dealer interest in maintaining markets in Access' stock. Individual stockholders would then benefit as transaction costs relative to the total value of stock trades may be reduced. The reverse split also could improve Access's ability to finance the Company's research activities by increasing the number of potential investors and investment vehicles. The terms under which financing transactions could be concluded may also be more favorable with a higher priced stock. Additionally, the reverse split would improve Access' prospects for being relisted on the NASDAQ
SmallCap Market or an alternate stock exchange.

        The Board of Directors unanimously recommends that Access' stockholders approve the amendment to the Certificate of Incorporation to effect the reverse stock split. The enclosed Proxy Statement sets forth more detailed information regarding the amendment and the reverse stock split and other proposals. Please carefully review the information contained in the Proxy Statement.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE IN PERSON.


                             Sincerely,

                             /s/ Herbert H. McDade, Jr.
                             ----------------------------------
                             Herbert H. McDade, Jr.
                             Chairman of the Board of Directors

                        ACCESS PHARMACEUTICALS, INC.
                      2600 Stemmons Freeway, Suite 176
                            Dallas, Texas 75207

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held on May 29, 1997



        PLEASE TAKE NOTICE that the Annual Meeting of Stockholders
(the "Annual Meeting") of Access Pharmaceuticals, Inc. (the "Company" or "Access") will be held at the New York Athletic Club, 180 Central Park South, New York, New York 10019, (212) 247-5100, on May 29, 1997, at 10:00 a.m.
local time.  The meeting will convene at 10:00 a.m. for the following purposes:

        1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation, as amended, (the "Amendment") to effect a recapitalization (the "Recapitalization") through a one-for-four reverse stock split (the "Reverse Stock Split") pursuant to which every four shares of Common Stock outstanding on the effective date of the Amendment would be converted into one share of Common Stock ("New Common Stock"). This proposal will decrease the number of outstanding shares of Common Stock from approximately 31.4 million to 7.9 million. The Amendment would also reduce the number of authorized shares of Common Stock from 60,000,000 shares, par value $.04 per share, to 25,000,000 shares, par value $.01 per share. The reduction in authorized shares of Common Stock would in fact proportionately increase the number of authorized but unissued shares when compared with the number of issued and outstanding shares before and after the Amendment. To avoid the existence of fractional shares of New Common Stock, stockholders who would otherwise be entitled to receive fractional shares of New Common Stock shall receive cash in lieu thereof.

        2. To elect two Class 2 Directors, to hold office for a term of three years.

        3. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending December 31, 1997.

        4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        Stockholders of record at the close of business on April 23, 1997, the record date for the Annual Meeting, are entitled to receive notice of, and to vote at the Annual Meeting and any adjournment or postponement thereof.
The Company's Annual Report for the fiscal year ended December 31, 1996 accompanies the Proxy Statement.

        Information relating to the Reverse Stock Split and the other proposals is set forth in the accompanying Proxy Statement dated April 25, 1997.
Please carefully review the information contained in the Proxy Statement, which is incorporated into this Notice.


                                       By Order of the Board of Directors,

                                       /s/ Herbert H. McDade, Jr.
                                       -----------------------------------
                                       Herbert H. McDade, Jr.
                                       Chairman of the Board of Directors

Dallas, Texas
April 25, 1997


      ------------------------------------------------------------------
        Stockholders are cordially invited to attend the Annual Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Access Pharmaceuticals, Inc., c/o American Stock Transfer & Trust Co., 40 Wall Street, 46th Floor, New York, New York 10005 ("American Stock Transfer"). Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the stockholder. American Stock Transfer & Trust Company's telecopy number is (718) 234-2287.

                       ACCESS PHARMACEUTICALS, INC.
                     2600 Stemmons Freeway, Suite 176
                          Dallas, Texas 75207
                          _________________
                           PROXY STATEMENT
                          __________________
                     ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held On May 29, 1997

        This Proxy Statement is furnished by Access Pharmaceuticals, Inc., a Delaware corporation (the "Company" or "Access"), to holders of Common Stock, par value $.04 per share (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company, and at any and all adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting will be held on Thursday, May 29, 1997 at 10:00 a.m., local time, at the New York Athletic Club, 180 Central Park South, New York, New
York  10019, (212) 247-5100.   This Proxy Statement and the accompanying
form of proxy is first being sent to holders of Common Stock on or about
April   , 1997.  The Company's mailing address and the location of its principal executive offices are 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207, (214) 905-5100.

        A stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date or by giving notice in writing to the Secretary of the Company not later than the day prior to the Annual Meeting. All proxies returned prior to the meeting will be voted in accordance with instructions contained therein.

        At the close of business on April 23, 1997, the record date for the Annual Meeting, there were outstanding and entitled to vote 31,391,324 shares of common stock, $0.04 par value per share, of the Company (the
"Common Stock").  The Company has no other outstanding voting securities.
Each outstanding share of Common Stock is entitled to one vote. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting at the Company's principal executive offices, during normal business hours, at least ten business days prior to the Annual Meeting. The Bylaws of the Company require that a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of
business.   Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Because the proposal relating to the Amendment (as defined below) requires the affirmative vote of a majority of the outstanding shares, broker non-votes and abstentions will have the effect of a vote against such proposal.

        Stockholders have the right to vote cumulatively for the election of Directors. This means that in the voting at the Annual Meeting each stockholder, or his proxy, may multiply the number of his shares by two (the number of directors to be elected) and then cast the resulting total number of for a single nominee, or distribute such votes on the ballot among the two nominees as desired. The proxies submitted to the Board of Directors in response to this solicitation may, at the discretion of the proxy holder, accumulate the votes of the shares they represent. However, the Board of Directors requires any stockholder otherwise electing to exercise his cumulative voting rights, if voting in person, to so indicate prior to the beginning of the Annual Meeting or if voting by proxy given to someone other than those designated by the Board of Directors in this solicitation to so indicate on said proxy.

        All expenses in connection with solicitation of proxies will be borne by the Company. The Company will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this Proxy Statement, the accompanying form of proxy and the Annual Report for the fiscal year of the Company ended December 31, 1996 to beneficial owners and will reimburse such record holders for their expense in forwarding solicitation material. The Company expects to solicit proxies primarily by mail, but Directors, officers and regular employees of the Company may also solicit in person, by telephone or by telecopy.

        The Board of Directors does not know of any matters which will be brought before the Annual Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgement.

        This proxy statement should be read in conjunction with the Annual Report of the Company, including financial statements and managements's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 1996.


                               PROPOSAL 1
           Proposed Amendment to the Certificate of Incorporation to Effect the Recapitalization

General

        The Company proposes to effect a recapitalization through the adoption of a proposed amendment (the "Amendment") to the Company's Certificate of Incorporation, as amended, (the "Certificate"), as specified in the accompanying Notice of Annual Meeting of Stockholders. The Amendment will effect a recapitalization (the "Recapitalization") of the Company through a one-for-four reverse stock split (the "Reverse Stock Split") and will also provide for reducing the authorized number of shares of Common Stock after the Reverse Stock Split to 25,000,000, which would in fact proportionately increase the number of authorized but unissued shares of Common Stock when compared with the number of issued and outstanding shares before and after the Amendment. A form of the Amendment is attached hereto as Exhibit A to this Proxy Statement. If the Amendment is approved by the stockholders, each FOUR shares of Common Stock, par value $.04 per share, ("Old Common Stock") outstanding on effective date of the Amendment (the "Effective Date") will be converted automatically into ONE share of Common Stock, par value $.01 per share, ("New Common Stock") and the number of authorized shares of Common Stock will be reduced from 60,000,000 to 25,000,000. To avoid the existence of fractional shares of New Common
Stock, stockholders who would otherwise be entitled to receive fractional shares of New Common Stock shall receive a cash distribution in lieu thereof. The Effective Date of the Reverse Stock Split will be the date on which the Amendment is filed with the Secretary of State of Delaware, which is anticipated to be as soon as practicable following the date of the Annual Meeting. The number of authorized Preferred Stock will not be changed by the Amendment.

Background of and Reasons for the Reverse Stock Split

        On January 16, 1997 the Board of Directors adopted resolutions approving the Amendment and directing that the Amendment be placed on the agenda for the consideration of the stockholders.

        The Board of Directors believes that the recent per share price of the Common Stock has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing new shares. The Company believes there are several reasons for these effects, as summarized below.

        There are significant restrictions imposed by most brokerage houses on the ability of their brokers to solicit orders or recommend the purchase of stocks that trade on the NASD Over-The-Counter ("OTC") Bulletin Board.
In the majority of cases the purchase of stock is limited to unsolicited offers from private investors, who have to comply with policies and practices involving the completion of time-consuming forms that make the handling of lower-priced stocks economically unattractive. Additionally, most brokerage houses do not permit lower-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Further, the Board of Directors believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. The brokerage commission on the purchase or sale of a lower-priced stock may also represent a higher percentage of the price than the brokerage commission on a higher-priced issue.

        The opportunity to raise capital to support the Company's development activities has been reduced as a result of the delisting of the stock from NASDAQ, the recent price per share of the stock and the thin trading of the stock. These facts have significantly reduced the number of potential investors, increases the cost of raising capital limits and the types of offerings that can be made. It is the Company's intention to seek re-listing of the Common Stock on the NASDAQ SmallCap Market or an exchange, if this proposal is approved and the Company meets such requirements for relisting.

        The Board of Directors is optimistic that the reduction in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will result in greater interest in the Common Stock by the financial community and the investing public.

        There can be no assurances, however, that the foregoing will occur or that the market price of the Common Stock immediately after implementation of the proposed Reverse Stock Split will increase, and if it increases, no assurance that such increase can be maintained for any period of time, or that such market price will approximate four times the market price before the proposed Reverse Stock Split.

        Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Certificate and Bylaws in connection with Reverse Stock Split.

        The Company's Common Stock is currently traded on the NASD Over-the-Counter ("OTC") Bulletin Board and as of February 1, 1996 trades under the trading symbol AXCS. The Common Stock was traded on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") SmallCap Market under the trading symbol CHMX until April 27, 1995. Access' securities were delisted from the Nasdaq SmallCap Market on April 27, 1995 for failure to meet certain financial requirements. The following table sets forth the high and low closing prices per share for the Common stock as reported by the OTC for the Company's past two fiscal years.

                                                    Common Stock
                                          -------------------------------
                                              High            Low
                                          --------------   --------------
Fiscal Year Ended December 31, 1995
First quarter                               $    3/4        $    7/16
Second quarter(1)                                1/2             7/16
Second quarter(2)                                9/16            1/16
Third quarter                                   19/32            9/32
Fourth quarter                                1- 1/8             1/4

Fiscal Year Ended December 31, 1996
First quarter                                 2-11/16            7/8
Second quarter                                2- 9/16          1-5/8
Third quarter                                 1-11/16            7/8
Fourth quarter                                1- 5/16            3/4

Fiscal Year Ended December 31, 1997
First quarter                                  11/16           1-1/4
Second quarter (thru April 23, 1997)            7/8              5/8

       (1)     Through April 27, 1995 on NASDAQ SmallCap Market.
       (2)     After April 27, 1995 on OTC Bulletin Board.


        The Reverse Stock Split may be abandoned by the Board of Directors pursuant to Section 242(a) of the Delaware General Corporation Code at any time before, during or after the Special Meeting and prior to the filing of the Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware giving effect to the Reverse Stock Split if, for any reason, the Board of Directors deems it advisable to do so.

        The Board of Directors has determined that it would be appropriate for the Company to increase the proportionate number of authorized shares of Common Stock in order to have additional shares available for possible future acquisition or financing transactions and other issuances, or to satisfy requirements for additional reservations of shares by reason of future transactions which might require increased reservations. The Board of Directors believes that the complexity of customary financing, employment and acquisition transactions requires that the directors be able to respond promptly and effectively to opportunities that involve the issuance of shares of Common Stock. For example, if the proposal is approved, the Company will have the flexibility to authorize stock splits and stock dividends and to enter into joint ventures and corporate financing involving the issuance of shares of Common Stock. The Company has no present plans, agreements, understandings or arrangements regarding transactions expected to require the issuance of additional shares of Common Stock that would be authorized by the proposed amendment.

Effects of the Reverse Stock Split and Recapitalization

        General Effects. If the Amendment is approved by the stockholders, the principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares from 31,391,324 shares to approximately 7,847,800 shares, based on share information as of March 31, 1997, and reduce the number of authorized shares of Common Stock from 60,000,000 to 25,000,000.

        In order that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of New Common Stock, stockholders who would otherwise be entitled to receive a fractional share of New Common Stock ("Fractional Stockholders") shall receive payment in cash
in lieu of receiving a fractional share of New Common Stock.   See "Exchange
of Shares and Payment in Lieu of Issuance of Fractional
Shares."

        Effect on Market for Common Stock. The Reverse Stock Split may leave certain stockholders with one or more "odd-lots" of new Common Stock, i.e. stock in amounts of less than 100 shares. These odd-lots may be more difficult to sell or require greater transaction cost per share to sell, than shares in even multiples of 100. On April 23, 1997, the closing sale price of the Common Stock on the OTC was $.69 per share. Upon the effectiveness of the Reverse Stock Split, the Compensation Committee of the Board of Directors shall make a proportional downward adjustment to the number of shares subject to outstanding options and a corresponding upward adjustment in the per share exercise prices to reflect the Reverse Stock Split.

        Changes in Stockholders' Equity. As an additional result of the Reverse Stock Split, the Company's stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will be reduced by approximately $1,177,175 to $78,478 on the Effective Date. Following the Reverse Stock Split the stated capital will be decreased because the number of shares issued and outstanding will be reduced and because the par value of the Common Stock will change to $.01 per share. Correspondingly, the Company's capital in excess of par value, which consists of the difference between the Company's stated capital and the aggregate amount paid to the Company upon the issuance by the Company of all currently outstanding Common Stock, will be increased by approximately $1,177,175.

                     FEDERAL INCOME TAX CONSEQUENCES

        The following summary of the federal income tax consequences of the Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the "Code"), and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Certain stockholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold the Common Stock as a capital asset, may be subject to special rules not discussed below.

ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS TAX ADVISOR TO DETERMINE
THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

        The receipt of shares of New Common Stock (excluding fractional shares of New Common Stock) in the Reverse Stock Split should be a nontaxable transaction under the Code for federal income tax purposes. Consequently, a stockholder receiving shares of New Common Stock should not recognize either gain or loss, or any other type of income, with respect to whole shares of New Common Stock received as a result of the Reverse Stock Split. In addition, the aggregate tax basis of such stockholder's shares of Common Stock prior to the Reverse Stock Split will carry over as the tax basis of the stockholder's shares of New Common Stock. Each Stockholder will be required to allocate his basis in his shares of Common Stock ratably among the total number of shares of new Common Stock owned following the Reverse Stock Split. The holding period of the shares of New Common Stock will also include the holding period during which the stockholder held the Common stock, provided that such Common Stock was held by the stockholder as a capital asset on the Effective Date.

        The receipt by a Fractional Stockholder of cash in lieu of a fractional share of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. The receipt of cash in lieu of fractional shares of New Common Stock will result in gain or loss (rather than dividend income) to the Fractional Stockholders assuming, as the Company believes, that such cash distribution is undertaken solely for the purpose of saving the Company the expense and inconvenience of issuing and transferring fractional shares of New Common Stock. Capital gain or loss will be long-term capital gain or loss if on the Effective Date the shares of Common Stock have been held by the Fractional Stockholder for longer than one year.

        Based on certain exceptions contained in regulations issued by the Internal Revenue Service, the Company does not believe that it or Fractional Stockholders will be subject to backup withholding or informational reporting with respect to the cash distributed to a Fractional Stockholder.

             EXCHANGE OF SHARES AND PAYMENT IN LIEU OF
                    ISSUANCE OF FRACTIONAL SHARES

        On or after the Effective Date, the Company will mail to each stockholder a letter of transmittal. A stockholder will be able to receive his shares of New Common Stock and, if applicable, cash in lieu of a fractional share of New Common Stock only by transmitting to the Transfer Agent such stockholder's stock certificate(s) for shares of Common Stock outstanding prior to the Reverse Stock Split, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require. Stockholders will not receive certificates for shares of New Common Stock unless and until the certificates representing their shares of Common Stock outstanding prior to the Reverse Stock Split are surrendered.

        STOCKHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE TRANSFER AGENT UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED AND SHOULD SURRENDER THEIR CERTIFICATES ONLY WITH SUCH LETTER OF TRANSMITTAL.

        No scrip or fractional share certificates for New Common Stock will be issued in connection with the Reverse Stock Split. A payment in lieu of a fractional shares of New Common Stock will be made to a Fractional
Stockholder promptly after receipt of a properly completed letter of transmittal and stock certificate(s) for all of his shares of Common Stock outstanding prior to the Reverse Stock Split.

        There will be no service charges payable by the stockholders of the Company in connection with the exchange of their certificates.

        FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE "FOR" THE APPROVAL FOR THE AMENDMENT.


                             PROPOSAL 2
                      Election of Directors

        The Company's Certificate of Incorporation and Bylaws presently provide that the Board of Directors of the Company (the "Board of Directors" or the "Board") shall consist of three to fifteen members, shall be divided into three classes as nearly equal in number as possible, and that each Director shall serve for a term of three years and until his successor is elected and qualified or until his earlier resignation, death or removal. By resolution, the Board has set the number of its members at seven. The term of office of one class of Director expires each year in rotation so that one class is elected at each annual meeting for a three-year term. The Board presently consists of six members. Dr. David Ranney, through a Stockholders' Agreement with the Company, (see Certain Relationships and Related Transactions), has the right to be nominated or to have his nominee nominated for election to the Board of Directors. This position is currently vacant.

Nominees for Term Expiring at the Annual Meeting of Stockholders in 2000 (Class 2 Directors)

        Mrs. Elizabeth M. Greetham and Dr. Stephen B. Howell are the members of the Class 2 Directors. Mrs. Greetham has served as a Director since 1992 and Dr. Howell was appointed to serve as a Director by the Board of Directors effective November 13, 1996. Mrs. Greetham's and Dr. Howell's terms expire at the Annual Meeting. If elected at the Annual Meeting, both will serve for a term of three years expiring on the date of the Annual Meeting of Stockholders in 2000. The terms of the other four Directors will continue as indicated below.

Business and Experience of Nominees for Director

        Mrs. Elizabeth M. Greetham has served as a Director of the Company since 1992 and is President of Libracorn Financial Consultants. One of her present clients is Weiss, Peck & Greer, a New York-based money management firm. With over twenty years of worldwide experience as a health care analyst and portfolio manager, she currently is responsible for Weiss, Peck & Greer's health care investments for institutional, mutual, and selected individual accounts. Prior to her association with Weiss, Peck & Greer, Mrs. Greetham consulted for a number of years for F. Eherstadt &
Co., a New York institutional brokerage house. She is a member of the Board of Directors of Progenics Pharmaceuticals, Inc., ChiRex, Inc., PathoGenesis Corporation and SangStat Medical Corporation. She is a member of the Company's Audit & Finance and Compensation Committees.

        Stephen B. Howell, M.D. has served as a Director of the Company since November 4, 1996. Dr. Howell is a professor of medicine at the University of California, San Diego, and Director of the Clinical Investigation and Development Therapeutics program of the UCSD Cancer Center. Dr.
Howell is a recipient of the Milken Foundation prize for his contributions to the field of cancer chemotherapy. He also serves on the National Research Council of the American Cancer Society and the editorial boards of several medical journals. Dr. Howell also serves on the Board of Directors of DepoTech Corporation and Beacon Laboratories.

        The nominees have consented to serve as Directors of the Company and the Board of Directors has no reason to believe that the nominees will be unavailable. There is no family relationship among any of the Directors or nominees.

        The Board recommends a vote "FOR" the proposed nominees to the Board.

        UNLESS OTHERWISE INDICATED THRERON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE. HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE THE RIGHT TO CAST VOTES FOR ANOTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS IN THE EVENT ANY NOMINEES ARE UNABLE OR UNWILLING TO SERVE.

Information With Respect to Directors Whose Terms Continue and Executive
Officers

Directors Whose Terms Expire at the Annual Meeting in 1998 (Class 3
Directors)

        Mr. Herbert H. McDade, Jr. was elected a Director of the Company in January 1988 and presently is Chairman of the Board of Directors. In
February 1989, he was elected Vice-Chairman of the Board of Directors and Chief Executive Officer of the Company. In June 1989, he was elected
Chairman of the Board of Directors and Treasurer in addition to his responsibilities as Chief Executive Officer, and from 1990 to January 1996 he was President of the Company. Mr. McDade served in such capacities until January 25, 1996. He is also a member of the Audit & Finance Committee of the Board of Directors. He is currently President and Chief Executive
Officer of the Thoma Corporation, a closely-held health care consulting company. In addition, he also serves on the Boards of CytRx Corporation, Shaman Pharmaceuticals, Inc., Discovery Laboratories, Inc. and Clarion Pharmaceuticals, Inc. From 1986 to 1987 he served as Chairman of the Board of Directors and President of Armour Pharmaceutical Co., a wholly-owned subsidiary of Rorer Group, Inc. Prior to 1986 he served for approximately 13 years in various executive positions at Revlon, Inc., including President of the International Division of the Revlon Health Care Group from 1979 to 1986.
He was also previously associated for twenty years in various executive capacities with The Upjohn Company. From January 1989 to July 1995 he served on the Board of API.

        Mr. Kerry P. Gray has been President and a Chief Executive Officer and a Director of the Company since January 25, 1996. Prior to such time, from June 1993, he served as President and Chief Executive Officer of Access Pharmaceuticals, Inc., a Texas corporation ("API"). Previously, Mr. Gray served as Vice President and Chief Financial Officer of PharmaSciences, Inc., a company he co-founded to acquire technologies in the drug delivery area. From May 1990 to August 1991, Mr. Gray was Senior Vice President,
Americas, Australia and New Zealand of Rhone-Poulenc Rorer, Inc. Prior to the Rorer/Rhone Poulenc merger, he had been Area Vice President
Americas of Rorer International Pharmaceuticals. Previously, from January 1986 to May 1988, he was Vice President, Finance of Rorer International Pharmaceuticals, having served in that same capacity for the Revlon Health Care Group of companies before their acquisition by Rorer Group. Between
1975 and 1985, he held various senior financial positions in Revlon Health Care Group. Mr. Gray's experience in the pharmaceutical industry totals 22 years.

        Mr. J. Michael Flinn has served as a Director of the Company since 1983. He also is a member of the Audit & Finance, Nominating and Compensation Committees of the Board of Directors. Since 1970 he has been an investment counselor. Previously from 1970 to 1996 he was a principal with the investment counseling firm of Sirach Capital Management, Inc. He assisted in the management of pension, profit sharing, individual, corporate and foundation accounts totaling over $4.5 billion. He is also a board member of Oridigm Corporation.


Director Whose Term Expires at the Annual Meeting in 1999 (Class 1
Director)

        Max Link, Ph.D. has been a director of the Company since June 1996. He also is a member of the Compensation and Nominating Committees of the Board of Directors. He has held a number of executive positions with pharmaceutical and health care companies. Most recently, he served as Chief Executive Officer of Corange Limited, from May 1993 until June 1994. Prior to joining Corange, Dr. Link served in a number of positions with Sandoz Pharma Ltd., including Chief Executive Officer, from 1987 until April 1992, and Chairman, from April 1992 until May 1993. Dr. Link currently serves on the board of directors of five other publicly-traded life science companies:
Alexion Pharmaceuticals, Inc., Protein Design Labs, Inc., Procept, Inc. CytRx Corporation and Human Genome Sciences, Inc. Dr. Link received this Ph.D.
in Economics from the University of St. Gallen in 1970.

Executive Officers

        In addition to executive officers of the company who are also directors, set forth below is the business experience of the other executive officers of the Company.

        Mr. W. Eric Bowditch has been Vice President Business Development of the Company since June 1996. He has over 23 years experience in the pharmaceutical industry. From 1992 to 1996, he was with Ohmeda Pharmaceutical Products Division Inc., a company focused on anesthesia and acute care pharmaceuticals, as Director Business Development. From 1984 to 1991, Mr. Bowditch was Worldwide Director, Strategic Marketing and Business Development with Rhone-Poulenc Rorer. Previously, Mr. Bowditch held a number of marketing and business development positions with Revlon Healthcare Group, Squibb and Boehringer Ingelheim in the UK.

        Mr. Stephen B. Thompson has been Chief Financial Officer of the Company since January 25, 1996. Previously from 1990 to 1996 he was Controller and Administration Manager of API. From 1989 to 1990, he was Controller of Robert E. Woolley, Inc. a hotel real estate company where he was responsible for accounting, finances and investor relations. Previously, from 1985 to 1989, he was Controller of OKC Limited Partnership, an oil and gas company where he was responsible for accounting, finances and SEC reporting. Between 1975 and 1985 he held various accounting and finance positions with Santa Fe International Corporation.

        Richard G. Van Inwegen, Ph.D. joined the Company in May 1996 as
Vice President Pre-Clinical and Clinical Development. Prior to joining Access he was with Chemex from 1991 to 1995 as Vice President of Clinical
Research. Previously, Dr. Van Inwegen held positions with Roberts Pharmaceuticals for two years as assistant director of clinical research, the Rorer Company as department manager of immunology specializing in hypersensitivity for three years, and the Revlon Health Care Group where he was involved in various areas of pharmaceutical research and development for ten years. He holds a B.A. in biology and an M.A. in cell physiology from State University of New York, Binghampton, and a Ph.D. from the University of Illinois in physiology.
                                   9

        Glynn Wilson, Ph.D. joined the Company in June 1996 as Vice
President Research & Development. Previously from 1994 to 1996 he was Executive Vice President of Tacora Corporation. From 1989 to 1994, Dr.
Wilson was with SmithKline Beecham, ultimately as Worldwide Head of Drug Delivery. Previously, he held positions in drug delivery with Ciba-Geigy, cell biology research with Unilever and was Assistant Professor at Rockefeller University where he was involved in protein and carbohydrate chemistry research. Dr. Wilson has a degree in Biochemistry from the University of London and a Ph.D. from Heriot-Watt University, Edinburgh, Scotland.

Officers and Directors

The directors and executive officers of the Company are as follows:

Name                              Age        Position Held with ACCESS
---------------------------     ------     ------------------------------
Herbert H. McDade, Jr             70       Chairman of the Board of Directors

Kerry P. Gray                     44       President, Chief Executive Officer,
                                           Treasurer, Director

J. Michael Flinn                  63       Director

Elizabeth M. Greetham             54       Director

Stephen. B. Howell. M.D.          52       Director

Max Link, Ph.D.                   56       Director

W. Eric Bowditch                  50       Vice President Business Development

Stephen B. Thompson               43       Chief Financial Officer

Richard G. Van Inwegen, Ph.D.     52       Vice President Preclinical &
                                           Clinical Development

Glynn Wilson, Ph.D.               50       Vice President Research &
                                           Development

Meetings of The Board of Directors and Committees

        The Board of Directors of the Company held a total of eight meetings in 1996. The Company has a new Nominating Committee comprised of J.
Michael Flinn and Max Link. The Company also has an Audit & Finance Committee comprised of J. Michael Flinn, Elizabeth M. Greetham and
Herbert H. McDade, Jr. The members of the Audit & Finance committee met one time during 1996 to review auditing activities. The Board of Directors in 1996, appointed the Compensation Committee, presently composed of J. Michael Flinn, Elizabeth M. Greetham and Max Link. The Committee met twice in 1996. During the fiscal year ended December 31, 1996 each Director attended at least 75% of the aggregate of the total number of such meetings of the Board and the total number of meetings held by all committees on which the individual director served.

Compensation of Directors

        Each Director who is not an employee of the Company receives a quarterly fee of $1,250, plus $1,000 for each board meeting which he attends and plus $500 for each committee meeting he attends as member of the Audit and Finance and/or Compensation Committees. Each Committee Chairman also received $250 for each meeting he attends.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, Executive officers and persons who own more than ten percent of a registered class of the Company's equity securities ("10% holders"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and 10% holders are required by SEC regulation to furnish the Company with copies of all of the
Section 16(a) reports they file.

        Based solely on a review of reports furnished to the Company or written representatives from the Company's Directors and executive officers during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its Directors, officers and 10% holders for such year were complied with except for: Dr. Max Link, W. Eric Bowditch, Dr. Richard G.
Van Inwegen and Dr. Glynn Wilson, each filed a late Form 3 and Stephen B. Thompson filed a late Form 4 reporting one transaction.

Executive Compensation

        The following table sets forth the aggregate compensation paid by the Company to the CEO and each of the most highly compensated executive officers of the Company whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities to the Company for the years ended December 31, 1996, 1995 and 1994.

                    Summary Compensation Table

    Annual Compensation                           Long-term
----------------------------------------------    Compensation
                                                  Awards
----------------------------------------------------------------------------
                                                     Securities         All
Name and                                             Underlying        Other
Principal Position        Year  Salary     Bonus   Options/SARs (#)  Compens.
----------------------   -----  ------     -----   ---------------    --------
Kerry P. Gray
President and CEO(1)     1996   $201,250     $0         200,000       $2,616 (5)

Herbert H. McDade, Jr.
Chairman of the Board
  & Former CEO(2)        1996   $  9,214     $0               0       $  240 (3)
                         1995    110,571 (3)  0               0       57,165 (3)
                         1994    131,714 (3)  0         226,829       46,122 (3)


(1) Mr. Gray, President and CEO, became an officer of the Company on January 25, 1996. Previously he held the same position at API.

(2) Effective January 25, 1996, Mr. McDade resigned as officer of the Company. Mr. McDade remains as Chairman of the Board of Directors.
      See Certain Relationships and Related transactions for a consulting agreement Mr. McDade has with the Company. In consideration for the termination of his employment with Access, Mr. McDade and Access entered into an agreement on October 4, 1995, pursuant to which, among other things, (i) Mr. McDade became a consultant to Access, providing consulting services to Access at least four days each month; (ii) Mr. McDade is paid a base of $1,500 per day of consulting; and (iii) the period for exercise of all options and SARs owned by Mr. McDade was extended from three months after the termination of his employment with Access to the expiration of the option or SAR. During 1996 Thoma Corporation, of which Mr. McDade is a principal, was paid an aggregate amount of $60,000 in consulting fees.

(3) Mr. McDade's salary and other compensation for the years 1995 and 1994 represent his salary and other compensation paid by Chemex.
      These salary amounts are prior to reduction for deferred employer contributions under the Company's Employee Stock Ownership Plan Pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to Mr. McDade's employment agreement with Chemex, Mr. McDade was reimbursed for certain expenses. In 1995, he was reimbursed for insurance payments ($49,682) and auto allowance ($6,000) and auto insurance reimbursement ($440), in addition, the Company made ESOP contributions in stock of $1,043. In 1994, he was reimbursed for life insurance payments ($23,000) and auto allowance ($6,000) and auto insurance reimbursement ($658), in addition, the Company made ESOP contributions in stock of $16,464.

(4)   Mr. McDade's awards for stock options in 1994 were granted by Chemex.

(5) The Company paid Mr. Gray for certain expenses for life insurance and long-term disability in the aggregate amount of $2,616 for 1996.

Options/SARs Grants in 1996

     The following table provides information regarding stock options granted to the named executive officers during 1996.

                INDIVIDUAL OPTION GRANTS IN LAST FISCAL YEAR

                          Percent of                        Potential Realizable
                          Total Options                     Value at Assumed
              Number of   Granted to                        Annual Rates of
              Securities  Employees in                      Stock Appreciation
              Underlying    Fiscal   Exercise Expiration   For Option Term (3)
     Name      Options      Year      Price      Date         5%      10%
------------- --------    -------    -------   --------   --------  -------
 K. Gray (1)   200,000      35%       1.15     01/25/06    144,646   366,561
 H. McDade (2)   6,666       -        1.81     06/21/06      7,588    19,229

(1) Mr. Gray's options will become exercisable in five successive annual installments of 25,000, 50,000, 50,000, 50,000 and 25,000, respectively.
(2)  Mr. McDade received no options while he was an employee during 1996.
     He received 6,666 options as a director under the Company's
     Non-employee Director Compensation Plan.
(3) Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. There is no assurance that the assumed 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option. The assumed 5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.

Options/SARs Exercise and Year-End Value Table

     This table includes the number of shares covered by both exercisable and non-exercisable stock options/SARs as of December 31, 1996. Also reported are the values for "in-the-money" stock options/SARs which represent the positive spread between the exercise price of any such existing stock options/SARs and the year-end price of the Company's common stock. There were no SARs granted or exercised by the officers during 1996.

      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                 AND FY-END OPTION/SAR VALUES

                                              Number of          Value of
                                        Securities Underlying   Unexercised In-
                                            Unexercised         The-Money
           Number of                      Options/SARs (#)  Options/SARs ($) (1)
          Shares Acquired      Value        Exercisable/         Exercisable/
  Name     on Exercise (#)   Realized ($)   Unexercisable       Unexercisable
---------   ---------       ------------    --------------    ---------------
K. Gray          -              -            25,000 / 200,000        $0 / $0
H. McDade, Jr.   -              -             496,670 / 0      $113,871 / $0

(1) Amounts disclosed in these columns do not reflect amounts actually received by the named executive officers but are calculated based on the difference between fair market value of the Company's Common Stock at the end of 1996, as determined by the Company's Board of Directors, less the exercise price payable for such shares, in accordance with the rules and regulations adopted by the Securities and Exchange Commission.

Employment Agreements

     Mr. Herbert H. McDade, Jr. Effective February 1, 1989 the Company and Mr. McDade entered into an employment agreement, as amended (the
"McDade Agreement"), which provided that he would serve as the Chief Executive Officer of the Company and Vice Chairman or Chairman of the Board of Directors. The McDade Agreement was amended, effective June
25, 1991, to provide for a term ending June 30, 1994, and was extended to January 31, 1996. Mr. McDade left the Company as President and Chief Executive Officer on January 25, 1996 after the merger of the Company and API was completed on January 25, 1996. Mr. McDade was eligible to participate in all Company employee benefit and welfare programs available to executives. The
Company also paid insurance premiums on $1 million of life insurance payable to his estate, medical expenses coverage for Mr. McDade and his spouse and long-term disability coverage for Mr. McDade. The McDade Agreement provided that, upon termination, a cash severance payment equal to one year's salary would be paid if Mr. McDade was terminated by the Company without cause and a cash severance equal to two years' salary would be paid if he terminated his employment for good reason. Mr. McDade waived the severance provisions when leaving the Company. Upon Mr. McDade's termination of employment, all options and SARs immediately vested and became exercisable.

Certain Relationships and Related Transactions

     Dr. David Ranney. Dr. David Ranney, former director and officer of Access, beneficially owns, 9,147,608 shares of Common Stock which represents 29.2% of the outstanding shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." Dr. Ranney and Access have entered into a Stockholder's Agreement providing for, among other matters, (1) certain rights of Dr. Ranney to be nominated or to have his nominee nominated for election to the Board of Directors of Access at any election of Access Directors; (2) so long as Dr. Ranney beneficially owns 15% or more of the issued and outstanding stock of the Company he agrees to vote all such shares for which he has voting power on any proposal presented to the stockholders of the Company in the manner recommended by a majority of the Board of Directors, as defined; and, (3) a right of first refusal of Dr. Ranney to license or purchase certain technology and intellectual property of Access under certain conditions.

     In April 1994, the Company and Dr. Ranney entered into a Patent
Purchase Agreement, as amended, which provides for the assignment of the rights to certain patents to Access. Under the terms of the Patent Purchase Agreement Dr. Ranney has retained certain rights and interests in the intellectual property as provided in the Stockholder's Agreement, including a non-exclusive right to use the inventions and technology covered by or relating to the patents for his own research, teaching or other academic related purposes, and after he is no longer a full-time employee of Access for research and development of uses or implementations of the inventions or technology improvements. Access maintains the first right to negotiate the acquisition of any new inventions or technology improvements developed by Dr. Ranney relating to the technology. Access has agreed to pay Dr. Ranney a royalty of three quarters of one percent (0.75%) of Access gross revenues derived from products covered by the patents and to pay certain minimum payments which began in 1994, and which are subject to further modifications.

     In addition the Patent Purchase Agreement, as amended, establishes certain additional rights of Dr. Ranney. The patent assignment will terminate in the event Access fails to pay the amounts due to Dr. Ranney pursuant to the Agreement, files a petition in bankruptcy, fails to commercially develop the patents or creates a security interest in the patents without Dr. Ranney's approval. Also, in the event that parts of the Access technology are not being developed after January 25, 2000, Dr. Ranney has the right of first refusal to license or acquire at fair market value development rights to such parts of the Access technology.

     Dr. Ranney has signed an Assignment of Intellectual Property whereby all rights, title and interest in and to all subsequent inventions and confidential information will become the sole and exclusive property of Access at the earlier of the date of conception or development, while he was an employee of Access and until May 31, 1998 for inventions related to the Access technology.

     Herbert McDade. In consideration for the termination of his employment with Access, Mr. McDade and Access entered into an agreement on October
4, 1995, pursuant to which, among other things, (i) Mr. McDade became a consultant to Access, providing consulting services to Access at least four days each month; (ii) Mr. McDade is paid a base of $1,500 per day of consulting; and (iii) the period for exercise of all options and SARs owned by Mr. McDade was extended from three months after the termination of his employment with Access to the expiration of the option or SAR. During
1996, Thoma Corporation, of which Mr. McDade is a principal, was paid an aggregate amount of $60,000 in consulting fees.

     Security Ownership of Certain Beneficial Owners and Management

     Based solely upon information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of Common Stock as of March 31, 1996 by (i) each person who is known by the Company to beneficially own more than five percent of Common Stock; (ii) each director of the Company; (iii) each of the named executive officers; and (iv) all executive officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

              Common Stock Beneficially Owned
--------------------------------------------------------------
Name                           Number of Shares(1)  % of Class
-------------------------      -------------------  ----------
Herbert H. McDade. Jr.(2)          1,018,998           3.2%
Kerry P. Gray(3)                   1,095,790           3.5%
J. Michael Flinn(4)                   70,166             *
Elizabeth M. Greetham(5)              59,333             *
Stephen B. Howell                     30,000             *
Max Link(6)                           30,000             *
David F. Ranney                    9,147,608          29.1%
Nicholas Madonia, Individually
  and as Trustee(10)               6,617,729          20.3%

All Directors and Executive
Officers as a group (consisting
of 10 persons)                     2,490,663           7.7%
---------------------------------------------------------------
* Less than 1%.

(1) Includes Common Stock held plus all options and warrants exercisable within 60 days after March 31, 1996. Unless otherwise indicated, the persons listed have sole voting and investment powers with respect to all such shares.

(2) Including presently exercisable options for the purchase of 24,216 shares of Common Stock pursuant to the Non-Employee Director Plans of 1987 and 1995, and 320,625 shares of Common Stock and 151,829 SARs exercisable pursuant to the 1987 Stock Option Plan.

(3) Including presently exercisable options for the purchase of 25,000 shares of Common Stock pursuant to the 1995 Stock Option Plan.

(4) Including presently exercisable options for the purchase of 60,666 shares of Common Stock pursuant to the Non-Employee Director Plans of 1987 and 1995.

(5) Including presently exercisable options for the purchase of 53,333 shares of Common Stock pursuant to the Non-Employee Director Plans of 1987 and 1995.

(6) Including presently exercisable options for the purchase of 30,000 shares of Common Stock pursuant to the Non-Employee Director Plans of 1995.

(7)  Mr. Nicholas Madonia owns 18,800 shares of Common Stock.  Mr
     Madonia is the trustee of the Sentinel Charitable Remainder Trust ("Sentinel"), 30 Outwater Lane, Garfield, New Jersey, which is known to Access to be the beneficial owner of more than five percent of the Common Stock. In addition to 1,544,799 shares of Common Stock held by Sentinel, Sentinel has an option to purchase until January 1, 1999, up to 500,000 units at $2.50 per unit. The units consist of 500,000 shares of Common Stock, 500,000 warrants with an expiration date of January 1, 2000 and an exercise price of $6.25 and 200,000 Warrants with an expiration date of January 1, 2000 and an exercise price of $2.50.

     Mr. Madonia is also the trustee of the Century Charitable Remainder Trust, the Ocean Charitable Remainder Trust, the Lake Charitable Remainder Trust, the Beacon Charitable Remainder Trust, the Freedom Charitable Remainder Trust, the Oak Charitable Remainder Trust and the Celestial Charitable Remainder Trust (together, the
     "Charitable Remainder Trusts"). The Charitable Remainder Trusts are known by Access to be the beneficial owners of an aggregate of 930,239 shares of Common Stock and as such Mr. Madonia, as trustee is deemed to be a beneficial owner of the securities held by them. Mr. Madonia is also the trustee of the Blech Family Trust, beneficial owner of 2,923,891 shares of Common Stock, and as such may be deemed to be a beneficial owner of the securities held by it. Mr. Madonia disclaims beneficial ownership of all shares held by the trusts. The information set forth in this footnote is based on a Schedule 13D filed by Mr. Madonia on April 9, 1997.


                                        PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed, subject to ratification by the stockholders at the Annual Meeting, the accounting firm of KPMG Peat
Marwick as principal independent accountants for the Company for the fiscal year ending December 31, 1997. KPMG Peat Marwick has served in this capacity since 1979.

        Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting and to be available to respond to appropriate questions concerning the 1996 audit. Such representatives will have the opportunity to make a statement if they desire to do so at the meeting and to respond to appropriate questions.

        UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE APPROVAL OF KPMG PEAT MARWICK LLP. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS PRINCIPAL INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.


OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board of Directors as of the date of this Proxy Statement should properly come before the meeting; (ii) a person not named herein is nominated at the meeting for election as a Director because a nominee named herein is unable to serve or for good cause will not serve;
(iii) any proposals properly omitted from this Proxy Statement and the form of proxy should come before the meeting; or (iv) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

        The Annual Meeting of Stockholders in 1998 is expected to be held on or about May 28, 1998. Stockholder proposals to be considered for presentation to the Annual Meeting of Stockholders in 1998 must be received by the Board of Directors of the Company for inclusion in the Company's Proxy Statement and form of proxy relating to the 1998 Annual Meeting on or before December 26, 1997.

        EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE AND ADDRESSED TO ACCESS PHARMACEUTICALS, INC. c/o AMERICAN STOCK TRANSFER & TRUST CO., 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005, A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.


                                         By Order of the Board of Directors,


                                         /s/ Herbert H. McDade, Jr.
                                         ----------------------------------
                                         Herbert H. McDade, Jr.
                                         Chairman of the Board of Directors

                                                                    Exhibit A
                 PROPOSED CERTIFICATE OF AMENDMENT
                              TO THE
                   CERTIFICATE OF INCORPORATION
                               OF
                   ACCESS PHARMACEUTICALS, INC.

Access Pharmaceuticals, Inc. (the "Corporation"), a Delaware corporation, DOES HEREBY CERTIFY:

   FIRST: That at a meeting of the directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, as previously amended, and declaring such amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED: Upon this Certificate of Amendment to the Certificate of Incorporation becoming effective pursuant to the Delaware General Corporate Law (the "Effective Time"), each FOUR outstanding shares of common stock par value $.04 per share ("Common Stock"), shall thereupon be reclassified and changed into ONE share of common stock, par value $.01 per share ("New Common Stock"). Upon such Effective Time, each holder of
            Common Stock shall thereupon automatically be and become the holder of ONE share of New Common
            Stock for every FOUR shares of Common Stock then held by such holder. Upon such Effective Time, each certificate formerly representing a stated number of shares of Common Stock shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares. As soon as practicable after such Effective Time, stockholders as of the date of the reclassification will be notified thereof and, upon their delivery of their certificates of Common Stock to the Company, will be sent stock certificates representing their shares of New Common Stock, rounded down to the nearest whole number, together with cash representing the fair value of such holder's fractional shares of Common Stock. No scrip or fractional share certificates for Common Stock will be issued in connection with this reverse stock split.

            RESOLVED:  That it is advisable that Article V. Section
            A of the Corporation's Certificate of Incorporation, as amended, be amended to read in its entirety as follows; and that such
            Article V, Section A of the Corporation's Certificate of Incorporation, as amended, be amended to read in its entirety as follows:

                   A. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is Twenty-five Million (25,000,000) shares with a par value of one cent ($0.01) per share.

   SECOND: That thereafter, pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware voted in favor of the amendment.

   THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

   FOURTH: That the effective date of this amendment shall be ______, 1997.

                       ACCESS PHARMACEUTICALS, INC.
             2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 25, 1997, and revoking any proxy heretofore given, hereby appoints each of Herbert H. McDade, Jr. and Kerry P. Gray or either of them, proxies of the undersigned with full power of substitution, to cumulate votes and to vote all shares of common stock of Access Pharmaceuticals, Inc. which the undersigned is entitled to vote at a Annual Meeting of Stockholders to be held May 29, 1997 at 10:00 a.m., at the New York Athletic Club, 180 Central Park South, New York, New York
10019, (212) 247-5100, or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Proposal.

        In their discretion, the Proxies are authorized to vote on any other matters which may properly come before the Annual Meeting or any adjournment thereof as set forth in the Proxy Statement.

            (continued, and to be signed on the reverse side)

SEE REVERSE SIDE

[ X ]  PLEASE MARK YOUR VOTE THIS WAY

 1.     Proposal to amend the Certificate of Incorporation
        to effect a recapitalization whereby the Company
        would effect a one-for-four reverse stock split and
        the number of authorized shares of Common Stock would
        be decreased from 60,000,000 shares, par value $.04
        per share, to 25,000,000 shares, par value $.01 per
        share (the Recapitalization).
                     FOR                AGAINST            ABSTAIN
                     [  ]               [  ]               [  ]

 2.     Election of Directors
                     FOR            WITHHOLD AUTHORITY
                     [  ]                  [  ]
        Nominee:  Elizabeth M. Greetham

        Nominee:  Stephen B. Howell

        Cumulative Votes for one or more nominees as follows:

               Elizabeth M. Greetham            Stephen B. Howell
        ------                           ------
        (Instruction: To withhold authority to vote for any individual nominee, check the box "FOR" all nominees and strike a line through the nominee's name above)

 3.     Proposal to ratify and approve the appointment
        of KPMG Peat Marwick LLP as the Independent
        Public Accountants of the Company for the year
        ending December 31, 1997.
                     FOR                AGAINST            ABSTAIN
                     [  ]                     [  ]                   [  ]

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the stockholder. Telegrams or cablegrams may be addressed to American Stock Transfer & Trust Co. ("American Stock
Transfer") at the address appearing on the attached envelope. American Stock Transfer's telecopy number is (718) 234-2287.

Shares Held: ___________

THIS PROXY IS SOLICITED ON BEHALF OF ACCESS PHARMACEUTICALS, INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO EXERCISE.

Signature ____________________________   Date ________


____________________________   Date ________
Signature (if held jointly)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.